Exhibit 10.2

EXECUTION COPY

SECURITY AGREEMENT

          THIS SECURITY AGREEMENT (this “Agreement”) is entered into as of this 11th day of June, 2009 (the “Closing Date”) by and among MTM TECHNOLOGIES, INC., a New York corporation (“MTM”), MTM TECHNOLOGIES (US), INC., a Delaware corporation (“MTM-US”), MTM TECHNOLOGIES (MASSACHUSETTS), LLC, a Delaware limited liability company (“MTM-MA”), and INFO SYSTEMS, INC., a Delaware corporation (“ISI”; MTM, MTM-US, MTM-MA, and ISI are collectively, the “Borrowers” and each a “Borrower”); and COLUMBIA PARTNERS, L.L.C. INVESTMENT MANAGEMENT, as investment manager (“Investment Manager”) for the benefit of itself and NATIONAL ELECTRICAL BENEFIT FUND (“NEBF”), FIRSTMARK III L.P. (f/k/a Pequot Private Equity Fund III, L.P.) (“FMIII”), FIRSTMARK III OFFSHORE PARTNERS, L.P. (Pequot Offshore Private Equity Partners III, L.P.) (“FMIIIOP”), CONSTELLATION VENTURE CAPITAL II, L.P. (“CVCII”), CONSTELLATION VENTURE CAPITAL OFFSHORE II, L.P. (“CVCOII”), CVC II PARTNERS, LLC (“CVCIIP”), and THE BSC EMPLOYEE FUND VI, L.P. (“BSC”; NEBF, FMIII, FMIIIOP, CVCII, CVCOII, CVCIIP, and BSC are collectively, the “L/C Guarantors” and each a “L/C Guarantor”).

RECITALS

          WHEREAS, the Borrowers, the L/C Guarantors and Investment Manager entered into that certain Letter of Credit Commitment and Reimbursement Agreement of even date herewith as amended, modified, supplemented or otherwise modified from time to time (the “L/C Agreement”).

          WHEREAS, as a condition to the L/C Guarantors and Investment Manager entering into the L/C Agreement, the Investment Manager and the L/C Guarantors have required that the Borrowers enter into this Agreement.

AGREEMENT

          NOW THEREFORE, in order to induce the L/C Guarantor and Investment Manager to enter into the L/C Agreement, Borrowers hereby agree in favor of Investment Manager for the benefit of Investment Manager and the L/C Guarantors, as set forth below.

ARTICLE I

L/C AGREEMENT

          1.1 Incorporation by Reference. This Agreement is entered into pursuant to the terms and conditions of the L/C Agreement and each of the terms and conditions of the L/C Agreement are hereby incorporated by reference.

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          1.2 Definitions. Any capitalized term used herein and not otherwise defined herein shall have the meaning given to it in the L/C Agreement. Terms used herein which are defined in the Code and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Code. To the extent the definition of any category or type of collateral is modified by any amendment, modification or revision to the Code, such modified definition will apply automatically under this Agreement as of the date of such amendment, modification or revision.

ARTICLE II

GRANT OF SECURITY INTEREST

          2.1 Grant. As security for the full, prompt and complete payment and performance of each of the Obligations when due (whether at stated maturity, by acceleration or otherwise and whether now existing or hereafter arising), each Borrower hereby grants to Investment Manager, as agent for the benefit of itself and the L/C Guarantors, a continuing security interest in all of such Borrower’s right, title and interest in and to the personal and real property set forth in Exhibit A attached hereto (collectively, the “Collateral”), subject and subordinate only to Permitted Encumbrances.

          2.2 Rights of Investment Manager and L/C Guarantors. In addition to the rights and remedies granted to Investment Manager and the L/C Guarantors herein and in the other Loan Documents, Investment Manager and the L/C Guarantors (as applicable) shall have all of the rights and remedies of a secured creditor under the Code with respect to all of the Collateral.

ARTICLE III

RIGHTS OF INVESTMENT MANAGER AND L/C GUARANTORS; COLLECTION OF ACCOUNTS.

          3.1 Contracts and Licenses. Notwithstanding anything contained in this Agreement to the contrary, each Borrower expressly agrees that, to the extent required by the L/C Agreement, it shall remain liable under each of its Contractual Obligations and each of its Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder and that it shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contractual Obligation or License. Neither Investment Manager nor the L/C Guarantors shall have any obligation or liability under any Contractual Obligations or License by reason of or arising out of this Agreement or the granting to Investment Manager of a lien therein or the receipt by Investment Manager or the L/C Guarantors of any payment relating to any Contractual Obligation or License pursuant hereto, nor shall Investment Manager or the L/C Guarantors be required or obligated in any manner to perform or fulfill any of the obligations of any Borrower under or pursuant to any Contractual Obligation or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contractual Obligation or License, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

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          3.2 Collection of Accounts. Investment Manager authorizes Borrowers to collect their Accounts, provided that such collection is performed in a prudent and businesslike manner, and Investment Manager may, upon the occurrence and during the continuation of any Event of Default and without notice, limit or terminate said authority at any time. Upon the occurrence and during the continuance of any Event of Default, at the request of Investment Manager and subject to the terms of the Subordination Agreement, Borrowers shall deliver all original and other documents evidencing and relating to the performance of labor or services or to Licenses which created such Accounts, including, without limitation, all original orders, invoices, related shipping receipts, and licenses.

          3.3 Notification and Verification. Investment Manager may at any time, upon the occurrence and during the continuance of any Event of Default, without notifying Borrowers of its intention to do so, notify Account Debtors of Borrowers, parties to the Contractual Obligations of Borrowers, obligors in respect of Instruments of Borrowers and obligors in respect of Chattel Paper of Borrowers, that the Accounts and the right, title and interest of Borrowers in and under such Contractual Obligations, Instruments and Chattel Paper have been assigned to Investment Manager and that payments shall, subject to the terms of the Subordination Agreement, be made directly to Investment Manager. Upon the occurrence and during the continuance of an Event of Default and at the request by Investment Manager, Borrowers shall so notify such Account Debtors, parties to such Contractual Obligations, obligors in respect of such Instruments and obligors in respect of such Chattel Paper. Upon the occurrence and during the continuance of any Event of Default, Investment Manager may, in its name or in the name of others, communicate with such Account Debtors, parties to such Contractual Obligations, obligors in respect of such Instruments and obligors in respect of such Chattel Paper to verify with such parties, to Investment Manager’s satisfaction, the existence, amount and terms of any such Accounts, Contractual Obligations, Instruments or Chattel Paper.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

          To induce Investment Manager and the L/C Guarantors to enter into the transactions contemplated by the L/C Agreement, Borrowers jointly and severally represent and warrant as of the date hereof as follows (which representations and warranties shall survive the execution and delivery of this Agreement):

          4.1 Priority of Security Interest. This Agreement creates a legal and valid security interest on and in all of the Collateral in which Borrowers or any of them now has rights and all filings and other actions necessary to perfect such security interest have been duly taken. Accordingly, Investment Manager has a fully perfected security interest in all of the Collateral in which Borrowers or any of them now has rights, subject only to Permitted Encumbrances.

          4.2 Other Names. No Borrower has changed its name or used any other name or any trade name within the five (5) years immediately preceding the date of this Agreement except as set forth on the Perfection Certificate attached hereto as Exhibit B (the “Perfection Certificate”). No Borrower shall conduct business under any other name than that given above nor change or

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reorganize the type of business entity under which it does business except upon 30 days prior written notice to Investment Manager. If such a change of name or business entity shall occur, Borrowers guarantee that all documents, instruments and agreements reasonably requested by Investment Manager to evidence that the applicable Borrower under such new name or such new business entity is a “Borrower” under the L/C Agreement and the other Loan Documents shall be prepared and filed at Borrowers’ expense no more than ten days after such change of name or business entity is effective.

          4.3 Location of Goods and Inventory. All of the Goods of Borrowers and Inventory of Borrowers are located only at the Real Estate or leased locations described in the Perfection Certificate, and none of the Goods or Inventory of Borrowers is stored with, or in the possession of, any bailee, warehouseman, subcontractor, or other similar Person except as noted in the Perfection Certificate and except for Goods and Inventory in transit in the ordinary course of business.

          4.4 Accuracy of Perfection Certificate. The information contained in the Perfection Certificate, is true, accurate and complete in all material respects.

          4.5 Intellectual Property. As of the date of this Agreement, no Borrower has any registered Intellectual Property or applications therefor except as noted in the Perfection Certificate or the L/C Agreement. Each Borrower owns sufficient rights to use to all Intellectual Property necessary for the conduct of its business as presently conducted. To the best of Borrowers’ knowledge, each of the registered Copyrights, Trademarks and Patents of Borrowers is valid and enforceable, and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part. Borrowers’ rights as licensees of intellectual property do not give rise to more than 5% of their consolidated gross revenues in any given month, including without limitation revenue derived from the sale, licensing, rendering or disposition of any product or service.

ARTICLE V

COVENANTS

          Until the monetary Obligations are repaid in full and each of the other Obligations has been satisfied in full and discharged and in addition to the covenants set forth in the L/C Agreement, Borrowers jointly and severally covenant and agree as follows:

          5.1 Books and Records.

                    5.1.1 Borrowers will keep and maintain, at their own cost and expense, satisfactory and materially complete books and records of and with respect to the Collateral, including, without limitation, records of the status of any pending applications or registrations for Intellectual Property;

                    5.1.2 Investment Manager shall have access to the above-referenced books and records and any other data relating to the Collateral at such times and upon such notice as set forth in Section 5.1 of the L/C Agreement; and

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                    5.1.3 Subject to its duty to exercise reasonable care with respect to the Collateral and to maintain the confidentiality of confidential information, Investment Manager shall have a special property interest in all books and records of Borrowers pertaining to the Collateral and, at any time, upon the request by Investment Manager upon the occurrence and during the continuance of an Event of Default, Borrowers shall, at their own cost and expense and subject to the terms of the Subordination Agreement, deliver all such books or records to Investment Manager or its designated representatives and shall deliver to Investment Manager or its designated representatives all original and other documents evidencing and relating to the Collateral.

          5.2 Equipment. Borrowers shall keep all of their Equipment at the principal places of business or at a location stated in the Perfection Certificate and, except in the ordinary course of business, shall not change the location of any item of the Equipment without 30 days prior written notice to Investment Manager.

          5.3 Goods and Inventory. Borrowers shall keep, store or regularly garage all of the Goods and Inventory of Borrowers at Borrowers’ principal places of business or at a location stated in the Perfection Certificate and shall not change the location of any item of the Goods or Inventory other than in the ordinary course of business without providing Investment Manager with advance written notice at least thirty (30) days prior to such relocation.

          5.4 Deposit Accounts. Borrowers shall, at Investment Manager’s request, procure control agreements in favor of Investment Manager, for the benefit of Investment Manager and the L/C Guarantors, from each third party in possession of a deposit account that is included within the definition of Collateral (and therefore subject to Investment Manager’s security interest hereby granted).

          5.5 No Transfers of Collateral. Notwithstanding that Proceeds are included within the definition of “Collateral” (and therefore subject to Investment Manager’s security interest hereby granted), no Borrower shall sell, assign, transfer or otherwise dispose of the Collateral or any portion thereof or any interest therein without the prior written consent of Investment Manager, except to the extent expressly permitted by the terms and conditions of the L/C Agreement.

          5.6 Liens, Claims and Attachments. Borrowers shall at Borrowers’ expense, maintain the Collateral free from all Liens (other than Permitted Encumbrances), and Borrowers shall notify Investment Manager promptly after receipt of notice of any Lien, attachment or judicial proceeding affecting the Collateral in whole or in material part.

          5.7 Maintenance, Repairs and Replacements. Borrowers shall keep and maintain, or cause to be kept and maintained, all of the tangible Collateral in good condition, subject to normal wear and tear, and shall provide all maintenance and service and make all repairs and replacements necessary for such purpose, subject to Borrowers’ commercially reasonable discretion and the economic viability of such repair or replacement. If any parts or accessories forming part of the tangible Collateral become worn out, lost, destroyed, damaged beyond repair or otherwise permanently rendered unfit for use, Borrowers, at their own expense, shall within a reasonable time replace such parts or accessories or cause the same to be replaced by replacement parts or accessories

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that have a value and utility at least equal to the parts or accessories replaced, subject to Borrowers’ commercially reasonable discretion and the economic viability of such repair or replacement. All accessories, parts and replacements for or which are added to or become attached to any of the tangible Collateral shall immediately be deemed incorporated in the tangible Collateral and subject to the security interests granted by Borrowers under this Agreement.

          5.8 Right to Inspect. Investment Manager shall have the right to inspect all of the tangible Collateral; such times and upon such notice as provided in Section 5.1 of the L/C Agreement.

          5.9 Insurance; Application of Insurance Proceeds. Borrowers shall maintain insurance in accordance with Section 5.3 of the L/C Agreement. The proceeds of the insurance maintained by Borrowers and payable as a result of loss of or damage to any of the tangible Collateral shall be applied in accordance with the L/C Agreement. Each Borrower irrevocably appoints Investment Manager as such Borrower’s attorney-in-fact to make claim for, receive payment of, and execute and endorse all documents, checks or drafts received in payment for loss or damage under any of these insurance policies.

          5.10 Financing Statements; Recording Costs; Possession of Collateral. Borrowers shall promptly deliver to Investment Manager all UCC Financing Statements or UCC continuation statements or other documents reasonably required, or procure any documents reasonably required (including UCC termination statements, as necessary), to carry out the transactions contemplated by the Loan Documents and to maintain Investment Manager’s perfected security interest in all of the Collateral with the lien priority indicated in the L/C Agreement and the Subordination Agreement. Each Borrower further authorizes Investment Manager to file UCC-1 financing statements naming such Borrower as debtor and Investment Manager as secured party, including, without limitation, financing statements describing the collateral as “all assets” or “all personal property” or words of similar import. Borrowers shall pay all state and local stamp or documentary taxes, recordation and transfer taxes, clerks’ fees and filing fees, and all other costs to record such documents and to perfect and maintain Investment Manager’s perfected security interest in all of the Collateral with the lien priority indicated in the L/C Agreement and the Subordination Agreement. If any material portion of the Collateral is of a type as to which it is necessary or desirable for Investment Manager to take possession of the Collateral in order to perfect, or maintain the priority of, Investment Manager’s security interest, then on or prior to the Closing Date, Borrowers shall deliver all such Collateral to Investment Manager, and, with respect to any such Collateral acquired by any Borrower after the Closing Date, such Borrower shall promptly deliver same to Investment Manager. A carbon, photographic, photocopy or other reproduction of a security agreement (including this Agreement) or financing statement shall be sufficient as a financing statement.

          5.11 Supporting Materials. Borrowers, upon request by Investment Manager, shall provide Investment Manager from time to time with: (a) written statements or schedules identifying and describing the Collateral, and all additions, substitutions, and replacements thereof, in such detail as Investment Manager may reasonably require; (b) copies of customers’ invoices or billing statements; (c) proof of the sale or lease of goods or evidence of the satisfactory performance of

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services which gave rise to any Accounts; and (d) such other schedules and information as Investment Manager reasonably may require. The items to be provided under this Section 5.11 shall be in form reasonably satisfactory to Investment Manager and are to be delivered to Investment Manager from time to time solely for Investment Manager’s convenience in maintaining records of the Collateral. Borrowers’ failure to give any of such items to Investment Manager shall not affect, terminate, modify or otherwise limit Investment Manager’s security interest in any of the Collateral.

          5.12 Notification of Delays. Borrowers, upon request by Investment Manager, shall regularly advise Investment Manager of any material delay in delivery or performance, or material claims made, in regard to any of the Collateral.

          5.13 Additional Covenants Relating to Accounts and Chattel Paper.

                    5.13.1 Borrowers shall, upon request by Investment Manager, deliver to Investment Manager within fifteen (15) calendar days after the last day of each month, a listing and aging report for the Accounts, in the form provided to the Senior Lenders, together with such other information and financial reports as Investment Manager may request in Investment Manager’s reasonable discretion from time to time; and

                    5.13.2 Upon the request by Investment Manager, at any time after the occurrence and during the continuance of an Event of Default, Borrowers shall deposit, or cause to be deposited, all checks, drafts, cash and other remittances in payment of, or on account of payment of, any and all Accounts and Chattel Paper (all of the foregoing herein collectively referred to as “items of payment”) to an account (the “Collateral Account”) designated by Investment Manager at a bank or other financial institution designated by Investment Manager. Neither Investment Manager nor the L/C Guarantors shall be responsible for the solvency of any such bank or other financial institution, or the management and administration of the Collateral Account. Investment Manager alone shall have the power to access and make withdrawals from the Collateral Account. Borrowers shall deposit such items of payment for credit to the Collateral Account within one banking day of the receipt thereof and in precisely the form received, except for the endorsement of Borrowers where necessary to permit the collection of such items of payment, which endorsement each Borrower hereby agrees to make. Pending such deposit, Borrowers will not commingle any such items of payment with any of their other funds or property, but will hold them separate and apart. Investment Manager shall be entitled, from time to time in Investment Manager’s discretion, to apply the funds in the Collateral Account against any of the Obligations.

          5.14 Additional Covenants Relating to Intellectual Property.

                    5.14.1 No Borrower shall file any application for the issuance or registration of a Patent, Copyright or Trademark with the United States Copyright Office or the United States Patent and Trademark Office or any similar office or agency in the United States or any other country, unless such Borrower has notified Investment Manager in writing of such action and, upon request by Investment Manager, such Borrower shall execute and deliver to Investment Manager any and all assignments, agreements, instruments, documents and such other papers as may reasonably be

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requested by Investment Manager to effect an assignment of such application to Investment Manager reflecting the security interest granted hereby;

                    5.14.2 Borrowers will, without cost to Investment Manager or the L/C Guarantors, render any assistance reasonably necessary to Investment Manager in any proceeding before the United States Copyright Office or the United States Patent and Trademark Office or any similar office or agency in the United States or any other country to maintain each application or registration for any Patents, Copyrights or Trademarks, including, without limitation, the filing of all renewals and the payment of all annuities.

                    5.14.3 Borrowers shall register or cause to be registered on an expedited basis (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable: (i) those intellectual property rights listed on any exhibits or schedules to the Intellectual Property Security Agreement delivered to Investment Manager by Borrowers in connection with this Agreement, within 30 days of the date of this Agreement, (ii) all registrable intellectual property rights any Borrower has developed as of the date of this Agreement but heretofore failed to register, within 30 days of the date of this Agreement, and (iii) those additional registrable intellectual property rights developed or acquired by any Borrower after the date of this Agreement (including without limitation major revisions or additions which significantly improve the functionality of the intellectual property rights listed on such exhibits or schedules) which are material to Borrowers’ businesses. Borrowers shall give Investment Manager prompt notice of all such applications or registrations. As of the date hereof, no Borrower has any Patents, Copyrights or Trademarks issued by, or the subject of pending applications or registrations in, the United States Copyright Office or the United States Patent and Trademark Office or any similar office or agency in the United States or any other country, other than those described in such exhibits or schedules.

                    5.14.4 Borrowers shall execute and deliver such additional instruments and documents from time to time as Investment Manager shall reasonably request to perfect Investment Manager’s security interest in the Intellectual Property.

                    5.14.5 Borrowers shall (i) protect, defend and maintain the validity and enforceability of the Trademarks, Patents and Copyrights, (ii) promptly advise Investment Manager in writing of material infringements detected and (iii) prevent any material Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Investment Manager.

                    5.14.6 Investment Manager may from time to time audit Borrowers’ Intellectual Property to confirm compliance with this Section 5.14.

                    5.14.7 Investment Manager shall have the right, but not the obligation, to take, at Borrowers’ sole expense, any actions that Borrowers are required under this Section 5.14 to take but which Borrowers fail to take, after 15 days’ notice to Borrowers.

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                    5.14.8 Borrowers shall reimburse and indemnify Investment Manager and the L/C Guarantors for all costs and expenses incurred in the reasonable exercise of the rights set forth under this Section 5.14.

          5.15 Notice to Investment Manager; Joinder by Borrowers. Borrowers will promptly notify Investment Manager if any Borrower learns of any unauthorized use or infringement by any Person with respect to any of the Collateral. If requested by Investment Manager, Borrowers, at Borrowers’ expense, shall join with Investment Manager in such action as Investment Manager, in Investment Manager’s discretion, may reasonably deem advisable for the protection of the perfected, first-priority continuing security interest, subject only to the Permitted Encumbrances.

ARTICLE VI

DEFAULT AND REMEDIES

          Upon the occurrence and during the continuance of any Event of Default, Investment Manager may exercise, in addition to those available at law or in equity, all of the following rights and remedies:

          6.1 Assemble Collateral. Investment Manager may require Borrowers (at Borrowers’ sole expense) to assemble and to forward promptly any or all of the Goods, Equipment, Chattel Paper, and Inventory to Investment Manager at such location(s) as shall be reasonably required by Investment Manager.

          6.2 Take Possession. Without breaching the peace, Investment Manager may enter upon the premises where any Goods, Equipment, Chattel Paper, monies, deposit accounts or rights to money are located and take immediate possession thereof, by summary proceedings or otherwise, and Investment Manager may remove any of such items, all without liability of Investment Manager to any Borrower for or by reason of such entry, taking of possession or removal in the absence of gross negligence or willful misconduct or violation of the Code.

          6.3 Appointment of Receiver. Investment Manager shall be entitled to appointment of a receiver to take possession of and to manage all or any portion of the Collateral. Investment Manager may obtain such appointment without notice to, or demand of any Borrower, on an ex parte basis before any court of competent jurisdiction, and without regard to the adequacy of the Collateral as security for the Obligations.

          6.4 Sale of Collateral. Investment Manager may sell, assign, and deliver or otherwise dispose of or cause to be sold or otherwise disposed of, the whole or any part of the Collateral, at one or more commercially reasonable public or private sales, without demand or advertisement of the time or place of sale or of any adjournment thereof, each of which is hereby expressly waived to the extent permitted by applicable law. The sale or other disposition may be made for such price and upon such terms and conditions as Investment Manager, if any, may deem best in its exercise of its commercially reasonable discretion. Investment Manager may apply the proceeds from such sale or sales or such other disposition or dispositions: first, to the settlement of all liens or claims on the

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Collateral with a lien priority greater than that of Investment Manager, if any; second, to the payment of all expenses connected with the assembly, preservation, preparation, and sale or other disposition of the Collateral, including any trustees’ or auctioneers’ fees, commissions or other expenses; third, to the payment and satisfaction in full of the Obligations; and fourth, returning the excess, if any, to Borrowers. Each Borrower hereby expressly waives all rights of appraisal, whether before or after the sale or other disposition, and any right of redemption after the sale or other disposition.

          6.5 Attorney-in-Fact. Upon the occurrence and during the continuance of an Event of Default, each Borrower hereby irrevocably appoints Investment Manager as such Borrower’s attorney-in-fact, with power of substitution, to do each of the following in the name of such Borrower or in the name of Investment Manager or otherwise, for the use and benefit of Investment Manager and the L/C Guarantors, but at the cost and expense of Borrowers, and without notice to any Borrower:

                    6.5.1 notify the debtors or other party(ies) obligated under any of the Accounts, Chattel Paper or General Intangibles to make payments thereon directly to Investment Manager, and to take control of the cash and non-cash proceeds of any Collateral;

                    6.5.2 compromise, extend, or renew any of the Collateral or deal with the same as it may deem advisable;

                    6.5.3 release, make exchanges, substitutions, or surrender all or any part of the Collateral;

                    6.5.4 remove from such Borrower’s place of business all books, records, ledger sheets, correspondence, invoices and documents, relating to or evidencing any of the Collateral or without cost or expense to Investment Manager, make such use of such Borrower’s place(s) of business as may be reasonably necessary to administer, control and collect the Collateral;

                    6.5.5 repair, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any Account Debtor;

                    6.5.6 demand, collect, receipt for and give renewals, extensions, discharges and releases of any of the Collateral;

                    6.5.7 institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral;

                    6.5.8 settle, renew, extend, compromise, compound, exchange or adjust claims with respect to any of the Collateral or any legal proceedings brought with respect thereto;

                    6.5.9 endorse the name of such Borrower upon any items of payment relating to the Collateral or upon any proof of claim in bankruptcy against an Account Debtor;

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                    6.5.10 institute and prosecute necessary legal and equitable proceedings to reclaim any of the goods sold to any debtor obligated on an Account, Chattel Paper, or General Intangible at a time when such debtor was insolvent;

                    6.5.11 receive and open all mail addressed to such Borrower and notify the postal authorities to change the address for the delivery of mail to such Borrower to such address as Investment Manager may designate; and

                    6.5.12 execute and deliver on behalf of such Borrower one or more instruments of assignment of the Intellectual Property (or application, letters patent or recording relating thereto), in form suitable for filing, recording or registration.

          6.6 Right to Make Payments or Otherwise Cure. Upon the occurrence and during the continuance of an Event of Default, Investment Manager may, in its sole discretion, pay any amount or do any act which Borrowers or any of them fails to do or pay as required by the terms of this Agreement or any of the other Loan Documents. Investment Manager may also take any actions, make any payments, or incur any reasonable expenses (including, without limitation, the payment of filing fees, court costs, travel expenses and attorneys’ fees) as may be necessary or appropriate to preserve, defend, protect, maintain, record or enforce the Obligations, the Collateral, or the security interest granted hereunder.

          6.7 Right to Defend. Upon the occurrence and during the continuance of an Event of Default, if any material portion of the Collateral is or becomes the subject of any litigation or other proceeding and Borrowers fail to reasonably defend such litigation or other proceeding and to reasonably protect Borrowers’ and Investment Manager’s rights in such Collateral in good faith, then Investment Manager may, at its sole option, elect to defend and control the defense of such litigation or other proceeding, including the right to: (a) select and retain counsel; (b) determine whether settlement shall be offered or accepted; and (c) determine and negotiate all settlement terms. Investment Manager, if it so elects, shall be fully, jointly and severally, indemnified by Borrowers and shall be reimbursed for all costs of litigation and settlement, including, without limitation, all costs, expenses and reasonable attorneys’ fees for actions taken in compliance with this Section. Any payments made pursuant to the authority granted in Article VI and Section 6.6 above or this Section 6.7 shall be deemed added to the principal amounts outstanding under the L/C Agreement and shall accrue interest as provided in the L/C Agreement.

ARTICLE VII

ADDITIONAL PROVISIONS

          7.1 Deficiency. Borrowers shall be and remain liable for all of the Obligations remaining after crediting to Borrowers any net proceeds received by Investment Manager following exercise of any of its rights and remedies hereunder.

          7.2 No Duty to Act. Nothing contained in this Agreement or any of the other Loan Documents shall be construed as requiring Investment Manager or the L/C Guarantors to take any

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particular enforcement or remedial action or combination of enforcement or remedial actions at any time.

          7.3 Remedies Not Limited; Partial Exercise. All of Investment Manager’s and the L/C Guarantors’ rights and remedies, whether provided under this Agreement, the other Loan Documents, at law, in equity, or otherwise shall be cumulative and none is exclusive. Such rights and remedies may be enforced alternatively, successively or concurrently, and each Borrower hereby agrees that Investment Manager may enforce its rights hereunder with respect to individual items or classes of Collateral without waiving or prejudicing in any respect Investment Manager’s rights hereunder with respect to any other items or classes of Collateral. Investment Manager and the L/C Guarantors may exercise any other right or remedy which may be available to them under this Agreement, the L/C Agreement or applicable law, including, without limitation, the remedies set forth in Section 8.2 of the L/C Agreement, or may proceed by appropriate court action to enforce the terms hereof, to recover damages for the breach hereof, or to rescind this Agreement in whole or in part.

          7.4 Costs of Enforcement. Borrowers shall be liable for all reasonable costs incurred by Investment Manager and the L/C Guarantors in collecting any sums owed to Investment Manager and the L/C Guarantors under the Loan Documents or in otherwise enforcing any of the Obligations (whether or not suit is brought), all to the extent set forth in Section 2.3 of the L/C Agreement.

          7.5 Mitigation of Damages. To the extent permitted by the applicable law, each Borrower hereby waives any notice or other mandatory requirements of applicable law, now or hereafter in effect, which might require Investment Manager to sell, lease or otherwise use any of the Collateral in mitigation of Investment Manager’s or the L/C Guarantors’ damages; provided, however, that such Borrower does not waive any legal requirement that Investment Manager act in a commercially reasonable manner.

          7.6 No Waivers by Investment Manager. No failure of Investment Manager or the L/C Guarantors to exercise, or delay by Investment Manager or the L/C Guarantors in the exercise of, any rights or remedies granted herein following the occurrence of an Event of Default shall constitute a waiver of any of Investment Manager’s or the L/C Guarantors’ rights with respect to such Event of Default or any subsequent Event of Default (whether or not similar). Any failure or delay by Investment Manager or the L/C Guarantors to require strict performance by any Borrower of any of the provisions, warranties, terms and conditions contained herein or in any other agreement, document or instrument, shall not affect Investment Manager’s and the L/C Guarantors’ right to demand strict compliance and performance therewith.

          7.7 Investment Manager’s Actions. Investment Manager and the L/C Guarantors may take or release the Collateral or other security, may release any party primarily or secondarily liable for any indebtedness to Investment Manager or the L/C Guarantors, may grant extensions, renewals or indulgences with respect to such indebtedness, and may apply any other security therefor held by either of them to the satisfaction of such indebtedness, all without prejudice to any of their rights or Borrowers’ obligations hereunder or under any of the other Loan Documents.

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          7.8 Liability for Loss. Neither Investment Manager nor the L/C Guarantors shall be liable for any loss to the Collateral in its possession, nor shall such loss diminish the debt due, even if the loss is caused or contributed by Investment Manager’s or the L/C Guarantors’ negligence, except as otherwise provided in the Code.

          7.9 Notices. All notices hereunder shall be given in accordance with the notice provisions in the L/C Agreement. Borrowers agree that ten (10) days prior notice of the time and place of any public sale of all or any portion of the Collateral, or of the time after which a private sale of all or any portion of the Collateral will be made, is commercially reasonable notice.

          7.10 Further Assurances. Borrowers will promptly and duly execute and deliver to Investment Manager such further documents and assurances and take such further actions as Investment Manager may from time to time reasonably request in order to carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created in favor of Investment Manager, for the benefit of Investment Manager and the L/C Guarantors hereunder.

          7.11 Termination of Agreement; Release of Security Interest. Upon the repayment in full of all payment Obligations and the satisfaction of all other Obligations, this Agreement shall terminate without further action by Investment Manager, the L/C Guarantors or any other Person. Notwithstanding the foregoing, upon request, Investment Manager will execute and deliver to Borrowers any releases, termination statements or similar instruments of reconveyance as Borrowers may reasonably request. All such instruments and documents shall be prepared by Borrowers and filed or recorded by Borrowers, at Borrowers’ sole expense, and Investment Manager shall have no duty, obligation or liability with respect thereto, except as otherwise provided in the Code.

          7.12 Subordination Agreement. This Agreement is subject to the terms of the Subordination Agreement, which agreement are incorporated herein by reference. Notwithstanding any statement to the contrary contained in this Agreement, no remedies shall be pursued, except in accordance with the terms of the Subordination Agreement. Notwithstanding the incorporation by reference in of the Subordination Agreement, Borrowers acknowledge that no other parties, including any Borrower or any of their successors or assigns, are intended to be benefited, in any way, by the Subordination Agreement.

          7.13 Headings. The headings in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

[signature page follows]

13.

          IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto execute this Agreement as of the day and year first above written.

MTM TECHNOLOGIES, INC.,
a New York corporation

By:	/s/ Steven Stringer

Name:	Steven Stringer

Title:	President and Chief Executive Officer

MTM TECHNOLOGIES (US), INC.,
a Delaware corporation

By:	/s/ Steven Stringer

Name:	Steven Stringer

Title:	President and Chief Executive Officer

MTM TECHNOLOGIES (MASSACHUSETTS), LLC,
a Delaware limited liability company

By:	/s/ Steven Stringer

Name:	Steven Stringer

Title:	President and Chief Executive Officer

INFO SYSTEMS, INC.,
a Delaware corporation

By:	/s/ Steven Stringer

Name:	Steven Stringer

Title:	President and Chief Executive Officer

COLUMBIA PARTNERS, L.L.C. INVESTMENT MANAGEMENT, as Investment Manager

By:	/s/ Jason Crist

Name:	Jason Crist

Title:	Managing Director

[Signature Page to Security Agreement]

EXHIBIT A

COLLATERAL DESCRIPTION

          The Collateral consists of all of each Borrower’s right, title and interest in and to the following, all whether now owned or hereafter developed, arising or acquired and wherever located:

          All goods and equipment, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

          All inventory, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of such Borrower’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

          All contract rights and general intangibles, including, without limitation, payment intangibles, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, contracts, licenses, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, software, computer discs, computer tapes, literature, reports, catalogs, design rights, tax and other types of refunds, returned and unearned insurance premiums, payments of insurance and rights to payment of any kind;

          All accounts, contract rights, royalties, license rights and all other forms of obligations owing to such Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by such Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by such Borrower;

          All letter-of-credit rights (whether or not evidenced by a writing);

          All documents (including warehouse receipts), cash, cash equivalents, deposit accounts, securities, securities entitlements, securities accounts (including health-care-insurance receivables and credit card receivables), commodity accounts, commodity contracts, investment property, financial assets, letters of credit rights, certificates of deposit, instruments (including promissory notes) and chattel paper (including electronic chattel paper and tangible chattel paper) and such Borrower’s books relating to the foregoing;

          All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information; all mask work or similar rights available for the protection of semiconductor chips; all claims for damages by way of any past, present and future infringement of any of the foregoing;

          All commercial tort claims, if any, described below; and

          All books relating to the foregoing and any and all claims, rights and interests in any of the above and all replacements of, substitutions for, additions and accessions to and proceeds thereof.

          All terms above have the meanings given to them in the Uniform Commercial Code in effect in the State of New York, as amended or supplemented from time to time.

EXHIBIT B

PERFECTION CERTIFICATE